UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Chief Human Resources Officer.

On December 4, 2018, Sarah Payne was appointed to serve as the Chief Human Resources Officer of Heidrick & Struggles International, Inc. (the “Company” or “HSII”) effective January 1, 2019. Mr. Richard Greene, the current Chief Human Resources Officer of the Company, will return to the market as a partner in Heidrick Consulting effective January 1, 2019. He previously led the Americas Leadership Consulting business for five years. On December 4, 2018 the Company issued a press release in connection with Ms. Payne’s appointment as Chief Human Resources Officer. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Ms. Payne, 48, joined the Company in May 2015 as Vice President, Global Compensation and then moved into a dual role in November 2016 as Vice President, Global Compensation and Human Resources, Americas. Ms. Payne started her most recent role of Vice President, Human Resources, Global Executive Search in October 2017. Prior to joining the Company, Ms. Payne served as the Director, Global Executive Compensation at Bunge Limited,a leading global agribusiness company, from February 2012 through April 2015. Ms. Payne was a Consultant at Bunge Limited from September 2007 through February 2012.

Pursuant to the terms of an Employment Agreement entered into by and between the Company and Ms. Payne on December 5, 2018, with an effective date of January 1, 2019, Ms. Payne will be paid (i) an annual base salary of $275,000; (ii) an annual cash bonus target opportunity of $200,000, subject to the attainment of certain performance goals established annually by the Board’s Human Resources and Compensation Committee (“HRCC”); and (iii) an annual long-term incentive equity award target opportunity of $200,000, subject to the attainment of certain performance goals established annually by the HRCC. Ms. Payne will participate in the Company’s (i) Management Incentive Plan (“MIP”) at the Tier I level; (ii) Change in Control Severance Plan (“CIC Plan”); (iii) Management Severance Pay Plan (“Severance Plan”) at the Tier I level; (iv) equity programs; and (v) vacation and benefit plans at the same level as other senior executives. Full descriptions of the Company’s benefit and compensation plans are contained in the HSII’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 24, 2018 and is incorporated herein by reference.

Ms. Payne’s Agreement also provides for severance payable upon termination without cause or resignation for good reason, as well as customary restrictive covenants in favor of HSII. A copy of Ms. Payne’s Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Ms. Payne has no familial relationship nor related party transaction with HSII that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with her appointment as Chief Human Resources Officer.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is being furnished as part of this Report on Form 8-K:

10.1	Employment Agreement between Heidrick & Struggles International, Inc. and Sarah Payne dated December 5, 2018.

99.1	Press Release dated December 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC. (Registrant)

Date: December 6, 2018	By:	/s/ Kamau Coar
	Name:	Kamau Coar
	Title:	General Counsel